Exhibit 99.1

KIMBALL INTERNATIONAL, INC. REPORTS SECOND QUARTER 2023 RESULTS

--Strong Growth in Sales and Operating Profits--
--Leadership in Ancillary Products and Secondary Geographies Continues to Drive Industry-leading Performance--
--Maintains Fiscal 2023 Guidance for Adjusted EBITDA Growth of 47% Despite Industry Headwinds--

JASPER, IN (February 2, 2023) - Kimball International, Inc. (NASDAQ: KBAL) today announced results for the second quarter ended December 31, 2022.
Selected Financial Highlights:
Second Quarter FY 2023
•Net sales of $183 million, increased 21% year-over-year
•Gross margin expanded 550 basis points to 36.2%
•Net loss of $36.1 million inclusive of a non-cash charge; Adjusted net income of $3.0 million
•Diluted EPS of $(0.99); Adjusted diluted EPS was $0.08
•Adjusted EBITDA of $16.0 million, up $12.0 million year-over-year
•Backlog of $144.8 million
Management Commentary

CEO Kristie Juster commented, “This marked our fourth consecutive quarter of substantial year-on-year growth in Adjusted EBITDA driven by sales gains and production efficiencies, representing the effective execution of our strategic choices. Second quarter sales growth of 21% included significant contributions from all our end markets, and especially from our Hospitality end market, where our leading market share position is enabling us to capture growth opportunities from that industry’s post-Covid recovery.

“While upstream activity remains strong, we experienced a decline in orders rates in Workplace and Health during November and early December due to delayed decisions from clients in the face of recessionary concerns and after cycling significant year-over-year growth comps. However, our order rates improved through the month of January, giving us confidence the softening demand was temporary.

“Our optimized go-to-market strategy, which includes a portfolio of high appeal affordable products and greater focus on our direct and day-to-day businesses, is enabling us to adapt to these changing market conditions and successfully navigate the evolving hybrid workplace. We expect these initiatives, together with our cost-out and operational excellence programs, to provide Kimball International with resiliency in today’s business environment.”

Overview

Second Quarter Fiscal 2023 Results

Consolidated net sales increased 21% to $183 million from the year ago quarter, driven by growth in all three of the Company’s end markets. Gross margin expanded 550 basis points year-over-year to 36.2%, due to continued price benefits amid moderating inflation and the easing of supply chain disruptions as well as benefits from LIFO accounting impacts. Selling and administrative expenses (S&A) declined as a percentage of net sales to 31.1%, 330 basis points below the 34.4% reported in last year’s second quarter. Adjusted S&A was $54.7 million, or 29.9% of net sales, compared to $48.5 million, or 32.0% of net sales, in last year’s second quarter. Net loss was $36.1 million, or $(0.99) per diluted share, inclusive of a $36.7 million after-tax non-cash goodwill impairment charge associated with the Poppin acquisition. Adjusted net income was $3.0 million, or $0.08 per diluted share, compared to adjusted net loss of $(5.7) million, or $(0.16) per diluted share in the second quarter of fiscal 2022. Adjusted EBITDA was $16.0 million compared to $4.0 million in the year ago quarter. Adjusted EBITDA margin was 8.8%, up from 2.7% in the year ago quarter.

Capital expenditures in the second quarter of fiscal year 2023 amounted to $6.1 million. Kimball International returned $5.2 million to shareholders in the form of dividends and share repurchases in the second quarter of fiscal year 2023.

Net Sales by End Market
	Three Months Ended			Six Months Ended
(Unaudited)	December 31,			December 31,
(Amounts in Millions)	2022	2021	% Change	2022	2021	% Change
Workplace *	$124.3	$107.9	15%	$256.3	$216.5	18%
Health	31.0	26.6	17%	57.1	49.6	15%
Hospitality	27.7	16.9	64%	47.4	41.9	13%
Total Net Sales	$183.0	$151.4	21%	$360.8	$308.0	17%

Orders Received by End Market
	Three Months Ended			Six Months Ended
(Unaudited)	December 31,			December 31,
(Amounts in Millions)	2022	2021	% Change	2022	2021	% Change
Workplace *	$109.4	$132.1	(17%)	$235.7	$256.8	(8%)
Health	21.2	30.8	(31%)	50.9	59.7	(15%)
Hospitality	21.4	17.9	20%	53.1	50.9	4%
Total Orders	$152.0	$180.8	(16%)	$339.7	$367.4	(8%)

* Workplace end market includes education, government, commercial, and financial vertical markets and eBusiness

Summary and Outlook

“This was another quarter of strong performance for Kimball International, which has put us on track to achieve our fiscal 2023 guidance for EBITDA growth of 47% at the midpoint. While we have adapted our revenue guidance to reflect heightened recessionary risk, we are confident in our ability to continue to grow profitability. As we move into the second half of fiscal 2023, we will continue to leverage our leadership in providing high-demand ancillary products to high growth domestic markets, reignite our Hospitality business and all while driving sustained gross margin improvement and diligence in investments for our future,” Ms. Juster concluded.

FY 2023 Guidance Ranges
	Low	High	YoY Growth
Revenue	$720 million	$740 million	10% at midpoint
Adjusted EBITDA	$48 million	$52 million	47% at midpoint

The Company expects a sequential decline in Q3 revenue and gross margin with a recovery in Q4 as it enters the annual education buying season in the spring.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States in the statements of operations, statements of comprehensive income, balance sheets, statements of cash flows, or statement of shareholders’ equity of the Company. The non-GAAP financial measures used within this release include:
•adjusted selling and administrative expense, defined as selling and administrative expense excluding market valuation adjustments related to our SERP liability, acquisition-related amortization adjustments, and COVID vaccine incentive costs;

•adjusted selling and administrative expense percentage, defined as adjusted selling and administrative expense as a percentage of net sales;
•adjusted operating income (loss), defined as operating income (loss) excluding restructuring expenses, goodwill impairment, market valuation adjustments related to our SERP liability, acquisition-related amortization and inventory valuation adjustments, contingent earn-out gain or loss, and COVID vaccine incentive costs;
•adjusted operating income (loss) percentage, defined as adjusted operating income as a percentage of net sales;
•adjusted net income (loss), defined as net income (loss) excluding restructuring expenses, goodwill impairment, acquisition-related amortization and inventory valuation adjustments, contingent earn-out gain or loss, and COVID vaccine incentive costs;
•adjusted diluted earnings (loss) per share, defined as diluted earnings (loss) per share excluding restructuring expenses, goodwill impairment, acquisition-related amortization and inventory valuation adjustments, contingent earn-out gain or loss, and COVID vaccine incentive costs;
•adjusted EBITDA, defined as earnings before interest, statutory income tax impacts for taxable after-tax measures, depreciation, and amortization and excluding restructuring expenses, goodwill impairment, acquisition-related inventory valuation adjustments, contingent earn-out gain or loss, and COVID vaccine incentive costs; and
•adjusted EBITDA percentage, defined as adjusted EBITDA as a percentage of net sales.
Reconciliations of the reported GAAP numbers to these non-GAAP financial measures are included in the tables below. Management believes that adjusted EBITDA and other metrics excluding restructuring expense, goodwill impairment, market value adjustments related to the SERP liability, acquisition-related adjustments, and the COVID vaccine incentive are useful measurements to assist investors in comparing our performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect our core operating performance.

The orders received metric is a key performance indicator used to evaluate general sales trends and develop future operating plans. Orders received represent firm orders placed by our customers during the current quarter which are expected to be recognized as revenue during current or future quarters. The orders received metric is not intended to be presented as an alternative measure of revenue recognized in accordance with GAAP.
Forward-Looking Statements

This document may contain certain forward-looking statements about the Company, such as discussions of the Company’s pricing trends, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements generally can be identified by the use of words or phrases, including, but not limited to, “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “setting up,” “beginning to,” “will,” “should,” “would,” “resume” or similar statements. We caution that forward-looking statements are subject to known and unknown risks and uncertainties that may cause the Company’s actual future results and performance to differ materially from expected results including, but not limited to, the risk that any projections or guidance by the Company, including revenues, margins, earnings, or any other financial results are not realized; a shortage of manufacturing labor and related cost; disruptions in our supply chain and freight channels including impacts on cost and availability; adverse changes in global economic conditions; successful execution of the second phase of the Company’s restructuring plan; significant reduction in customer order patterns; loss of key suppliers; relationships with strategic customers and product distributors; changes in the regulatory environment; global health concerns (including the impact of the COVID-19 pandemic); or similar unforeseen events. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in filings made from time to time with the Securities and Exchange Commission, including but not limited to, our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Conference Call / Webcast

Date:	February 2, 2023
Time:	5:00 PM Eastern Time
US Toll free Dial-In #:	1-833-535-2198
International Dial-In #:	1-412-317-0667
A webcast of the live conference call may be accessed by visiting Kimball International’s Investor Relations website at www.ir.kimballinternational.com.
For those unable to participate in the live webcast, the call will be archived at www.ir.kimballinternational.com within two hours of the conclusion of the live call.
About Kimball International, Inc.

Kimball International is a leading omnichannel commercial furnishings company with deep expertise in the Workplace, Health and Hospitality markets. We combine our bold entrepreneurial spirit, a history of craftsmanship and today’s design-driven thinking alongside a commitment to our culture of caring and lasting connections with our customers, shareholders, employees and communities.

For over 70 years, our brands have seized opportunities to customize solutions into personalized experiences, turning ordinary spaces into meaningful places. Our family of brands includes Kimball, National, Etc., Interwoven, Kimball Hospitality, D’style and Poppin.

Kimball International is based in Jasper, Indiana.

www.kimballinternational.com

Financial highlights for the second quarter ended December 31, 2022 are as follows:

Condensed Consolidated Statements of Operations
(Unaudited)	Three Months Ended
(Amounts in Thousands, except per share data)	December 31, 2022		December 31, 2021
Net Sales	$182,947	100.0%	$151,403	100.0%
Cost of Sales	116,810	63.8%	104,959	69.3%
Gross Profit	66,137	36.2%	46,444	30.7%
Selling and Administrative Expenses	56,795	31.1%	51,921	34.4%
Contingent Earn-Out (Gain) Loss	0	0.0%	(22,510)	(14.9%)
Restructuring Expense	1,679	0.9%	1,010	0.7%
Goodwill Impairment	36,684	20.1%	34,118	22.5%
Operating Income (Loss)	(29,021)	(15.9%)	(18,095)	(12.0%)
Other Income, net	86	0.1%	477	0.4%
Income (Loss) Before Taxes on Income	(28,935)	(15.8%)	(17,618)	(11.6%)
Provision for Income Taxes	7,128	3.9%	3,696	2.5%
Net Income (Loss)	$(36,063)	(19.7%)	$(21,314)	(14.1%)

Earnings (Loss) Per Share of Common Stock:
Basic	$(0.99)		$(0.58)
Diluted	$(0.99)		$(0.58)

Average Number of Total Shares Outstanding:
Basic	36,539		36,749
Diluted	36,539		36,749

(Unaudited)	Six Months Ended
(Amounts in Thousands, except per share data)	December 31, 2022		December 31, 2021
Net Sales	$360,758	100.0%	$308,013	100.0%
Cost of Sales	235,007	65.1%	212,472	69.0%
Gross Profit	125,751	34.9%	95,541	31.0%
Selling and Administrative Expenses	110,202	30.6%	102,080	33.1%
Contingent Earn-Out (Gain) Loss	(3,160)	(0.9%)	(17,900)	(5.8%)
Restructuring Expense	2,049	0.6%	2,465	0.8%
Goodwill Impairment	36,684	10.2%	34,118	11.1%
Operating Income (Loss)	(20,024)	(5.6%)	(25,222)	(8.2%)
Other Income (Expense), net	(1,008)	(0.2%)	43	0.0%
Income (Loss) Before Taxes on Income	(21,032)	(5.8%)	(25,179)	(8.2%)
Provision for Income Taxes	8,475	2.4%	1,184	0.4%
Net Income (Loss)	$(29,507)	(8.2%)	$(26,363)	(8.6%)

Earnings (Loss) Per Share of Common Stock:
Basic	$(0.81)		$(0.72)
Diluted	$(0.81)		$(0.72)

Average Number of Total Shares Outstanding:
Basic	36,647		36,785
Diluted	36,647		36,785

	(Unaudited)
Condensed Consolidated Balance Sheets	December 31, 2022	June 30, 2022
(Amounts in Thousands)
ASSETS
Cash and cash equivalents	$14,067	$10,934
Receivables, net	60,073	79,301
Inventories	104,812	97,969
Prepaid expenses and other current assets	15,531	30,937
Property and Equipment, net	95,609	96,970
Right of use operating lease assets	13,168	12,839
Goodwill	11,160	47,844
Other Intangible Assets, net	52,563	54,767
Deferred Tax Assets	16,476	14,472
Other Assets	14,742	15,245
Total Assets	$398,201	$461,278

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current maturities of long-term debt	0	33
Accounts payable	57,249	70,936
Customer deposits	32,171	29,706
Current portion of operating lease liability	5,709	6,096
Dividends payable	3,715	3,623
Accrued expenses	36,739	41,088
Long-term debt, less current maturities	60,000	68,046
Long-term operating lease liability	12,015	12,150
Other	13,402	16,064
Shareholders’ Equity	177,201	213,536
Total Liabilities and Shareholders’ Equity	$398,201	$461,278

Condensed Consolidated Statements of Cash Flows	Six Months Ended
(Unaudited)	December 31,
(Amounts in Thousands)	2022	2021
Net Cash Flow provided by Operating Activities	$31,533	$12,620
Net Cash Flow used for Investing Activities	(11,105)	(11,313)
Net Cash Flow used for Financing Activities	(17,871)	(9,649)
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	2,557	(8,342)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	11,996	25,727
Cash, Cash Equivalents, and Restricted Cash at End of Period	$14,553	$17,385

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(Amounts in Thousands, except per share data)

Adjusted Selling and Administrative Expense
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Selling and Administrative Expense, as reported	$56,795	$51,921	$110,202	$102,080
Less: Pre-tax Expense Adjustment to SERP Liability	(619)	(680)	(160)	(587)
Less: Pre-tax Acquisition-related Amortization	(1,502)	(1,610)	(3,004)	(3,220)
Less: Pre-tax COVID Vaccine incentive	0	(1,140)	0	(1,140)
Adjusted Selling and Administrative Expense	$54,674	$48,491	$107,038	$97,133
Adjusted Selling and Administrative Expense %	29.9%	32.0%	29.7%	31.5%

Adjusted Operating Income (Loss)
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Operating Income (Loss), as reported	$(29,021)	$(18,095)	$(20,024)	$(25,222)
Add: Pre-tax Restructuring Expense	1,679	1,010	2,049	2,465
Add: Pre-tax Goodwill Impairment	36,684	34,118	36,684	34,118
Add: Pre-tax Expense Adjustment to SERP Liability	619	680	160	587
Add: Pre-tax Acquisition-related Amortization	1,502	1,610	3,004	3,220
Add: Pre-tax Acquisition-related Inventory Valuation Adjustment	0	62	0	205
Add: Pre-tax Contingent Earn-Out (Gain) Loss	0	(22,510)	(3,160)	(17,900)
Add: Pre-tax COVID vaccine incentive	0	2,709	0	2,709
Adjusted Operating Income (Loss)	$11,463	$(416)	$18,713	$182
Adjusted Operating Income (Loss)%	6.3%	(0.3%)	5.2%	0.1%

Adjusted Net Income (Loss)
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net Income (Loss), as reported	$(36,063)	$(21,314)	$(29,507)	$(26,363)

Pre-tax Restructuring Expense	1,679	1,010	2,049	2,465
Tax on Restructuring Expense	(431)	(259)	(527)	(634)
Add: After-tax Restructuring Expense	1,248	751	1,522	1,831
Pre-tax Goodwill Impairment	36,684	34,118	36,684	34,118
Tax on Goodwill Impairment	0	0	0	0
Add: After-tax Goodwill Impairment	36,684	34,118	36,684	34,118
Pre-tax Acquisition-related Amortization	1,502	1,610	3,004	3,220
Tax on Acquisition-related Amortization	(386)	(414)	(773)	(829)
Add: After-tax Acquisition-related Amortization	1,116	1,196	2,231	2,391
Pre-tax Acquisition-related Inventory Valuation Adjustment	0	62	0	205
Tax on Acquisition-related Inventory Valuation Adjustment	0	(16)	0	(53)
Add: After-tax Acquisition-related Inventory Adjustment	0	46	0	152
Pre-tax Contingent Earn-Out (Gain) Loss	0	(22,510)	(3,160)	(17,900)
Tax on Contingent Earn-Out (Gain) Loss	0	0	0	0
Add: After-tax Contingent Earn-Out (Gain) Loss	0	(22,510)	(3,160)	(17,900)
Pre-tax COVID Vaccine Incentive	0	2,709	0	2,709
Tax on COVID Vaccine Incentive	0	(697)	0	(697)
Add: After-tax COVID Vaccine Incentive	0	2,012	0	2,012
Adjusted Net Income (Loss)	$2,985	$(5,701)	$7,770	$(3,759)

Adjusted Diluted Earnings (Loss) Per Share
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Diluted Earnings (Loss) Per Share, as reported	$(0.99)	$(0.58)	$(0.81)	$(0.72)
Add: After-tax Restructuring Expense	0.04	0.02	0.05	0.05
Add: After-tax Goodwill Impairment	1.00	0.93	1.00	0.93
Add: After-tax Acquisition-related Amortization	0.03	0.03	0.06	0.07
Add: After-tax Acquisition-related Inventory Valuation Adjustment	0.00	0.00	0.00	0.01
Add: After-tax Contingent Earn-Out (Gain) Loss	0.00	(0.61)	(0.09)	(0.49)
Add: After-tax COVID Vaccine Incentive	0.00	0.05	0.00	0.05
Adjusted Diluted Earnings (Loss) Per Share	$0.08	$(0.16)	$0.21	$(0.10)

Adjusted EBITDA

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net Income (Loss)	$(36,063)	$(21,314)	$(29,507)	$(26,363)
Provision for Income Taxes	7,128	3,696	8,475	1,184
Income (Loss) Before Taxes on Income	(28,935)	(17,618)	(21,032)	(25,179)
Interest Expense	696	275	1,377	532
Interest Income	(112)	(43)	(189)	(52)
Depreciation	3,806	3,623	7,440	7,185
Amortization	2,219	2,415	4,414	4,854
Pre-tax Restructuring Expense	1,679	1,010	2,049	2,465
Pre-tax Goodwill Impairment	36,684	34,118	36,684	34,118
Pre-tax Acquisition-related Inventory Valuation Adjustment	0	62	0	205
Pre-tax Contingent Earn-Out (Gain) Loss	0	(22,510)	(3,160)	(17,900)
Pre-tax COVID Vaccine Incentive	0	2,709	0	2,709
Adjusted EBITDA	$16,037	$4,041	$27,583	$8,937
Adjusted EBITDA %	8.8%	2.7%	7.6%	2.9%

Supplementary Information
Components of Other Income (Expense), net	Three Months Ended		Six Months Ended
(Unaudited)	December 31,		December 31,
(Amounts in Thousands)	2022	2021	2022	2021
Interest Income	$112	$43	$189	$52
Interest Expense	(696)	(275)	(1,377)	(532)
Gain on Supplemental Employee Retirement Plan Investments	619	680	160	587
Other Non-Operating Income (Expense)	51	29	20	(64)
Other Income (Expense), net	$86	$477	$(1,008)	$43

For additional information contact:

Chris Kuepper - chris.kuepper@kimballinternational.com
Lynn Morgen - lynn.morgen@advisiry.com
Eric Prouty - eric.prouty@advisiry.com

Kimball International
1600 Royal Street
Jasper, IN 47546-2256
Telephone 812.482.1600